Exhibit 99.1

Contact:	Investor Relations
Irelations@buckeye.com
(800) 422-2825
BUCKEYE PARTNERS, L.P. REPORTS 2011 FIRST-QUARTER EARNINGS RESULTS;
INCREASES QUARTERLY CASH DISTRIBUTION
HOUSTON, May 6, 2011 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the first quarter of 2011 of $66.5 million, or $0.79 per unit, compared to net income attributable to Buckeye’s unitholders for the first quarter of 2010 of $11.3 million, or $0.56 per unit. The diluted weighted average number of units outstanding in the first quarter of 2011 was 84.0 million compared to 20.0 million in the first quarter of 2010. The increase in the number of units reported for the first quarter of this year versus the first quarter of 2010 was significantly impacted by Buckeye’s merger with Buckeye GP Holdings L.P. in the fourth quarter of 2010, and the issuance of units in connection with the acquisition of Bahamas Oil Refining Company International (“BORCO”) in the first quarter of 2011.
Buckeye’s Adjusted EBITDA (as defined below) for the first quarter of 2011 was $122.2 million compared with Adjusted EBITDA of $89.5 million for the first quarter of 2010. Operating income for the first quarter of 2011 was $92.6 million, an increase of 33.2 percent compared to $69.5 million for the prior year period.
“Buckeye’s overall operating results for the first quarter of 2011 were strong,” stated Forrest E. Wylie, Chairman and CEO. “Adjusted EBITDA, our primary measure of performance, increased by 36.6 percent year over year. Although the primary driver of the increase is attributable to recent acquisitions, we saw a 7.9 percent year over year increase in the Adjusted EBITDA of our Pipelines & Terminals segment, which largely represents organic growth.”
“As the Buckeye organization began celebrating its 125th anniversary of continuous operations, we successfully closed our largest acquisition to date, BORCO, a premier marine terminal in the Bahamas that increased our total storage capacity to over 53 million barrels,” continued Wylie. “The acquisition allows Buckeye to play an important role in international product flows. In the first quarter, we also announced an agreement with affiliates of BP North America to acquire approximately 1,000 miles of pipeline and 33 liquid petroleum terminals, adding approximately 10 million barrels of storage capacity to our portfolio of assets. We are working to integrate and optimize our recent acquisitions and to continue to identify growth opportunities across our entire system.”
Buckeye’s business segments have been realigned as of the first quarter of 2011 to reflect recent changes in our operations. Buckeye will continue to report results for five business segments, but the former Pipeline Operations segment and the former Terminalling & Storage segment are now combined in the Pipelines & Terminals segment and the results from BORCO and our terminal in Yabucoa, Puerto Rico will be reported in a new International Operations business segment.
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BPL — 2011 First-Quarter Earnings Results	Page 2
Buckeye also announced today that its general partner declared a cash distribution of $1.00 per limited partner unit for the quarter ended March 31, 2011. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on May 31, 2011 to unitholders of record on May 16, 2011. This cash distribution is the 28th consecutive increase in the quarterly cash distribution and represents a 5.3 percent increase over the $0.95 per limited partner unit distribution declared for the first quarter of 2010. Buckeye has paid cash distributions in each quarter since its formation in 1986.
Buckeye will host a conference call with members of executive management today, May 6, 2011, at 10:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.visualwebcaster.com/event.asp?id=78523 10 minutes prior to its start. Interested parties may participate in the call by dialing 866-226-1792. A replay will be archived and available at this link until June 6, 2011, and the replay also may be accessed by dialing 800-408-3053 and entering passcode 6360631.
Buckeye also announced today that Pieter Bakker was appointed to serve as a director of its general partner on May 5, 2011. With the addition of Mr. Bakker, the Board of Directors will have eight members. Forrest E. Wylie, Chairman and CEO, stated “We are extremely pleased to announce that Pieter has joined our Board of Directors. He has spent more than 40 years in the international terminalling business, including as Chairman of BORCO from March 2009 until February 2011. Pieter’s breadth of experience and knowledge of the industry uniquely qualify him to serve on our Board.”
Buckeye Partners, L.P. is a publicly traded partnership that owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 5,400 miles of pipeline. Buckeye also owns 69 liquid petroleum products terminals with aggregate storage capacity of approximately 53 million barrels, operates approximately 2,700 miles of pipeline under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets refined petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in the Bahamas, BORCO, is one of the largest oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. Buckeye is celebrating its 125th anniversary as a midstream energy company in 2011. More information concerning Buckeye can be found at www.buckeye.com.
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EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA, plus: (i) non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease, (ii) non-cash unit-based compensation expense, and (iii) income attributable to noncontrolling interests related to Buckeye for periods prior to the merger of Buckeye and Buckeye GP

BPL — 2011 First-Quarter Earnings Results	Page 3
Holdings L.P. (the “Merger”); minus amortization of unfavorable storage contracts acquired in the BORCO acquisition. The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business segments. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities.
Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders, plus: (i) depreciation and amortization expense, (ii) noncontrolling interests related to Buckeye that were eliminated as a result of the Merger, (iii) deferred lease expense for Buckeye’s Natural Gas Storage segment, and (iv) unit-based compensation expense (all of which are non-cash expense); minus (i) maintenance capital expenditures and (ii) amortization of unfavorable storage contracts acquired in the BORCO acquisition. Buckeye’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.
EBITDA, Adjusted EBITDA, and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.
Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of each of EBITDA, Adjusted EBITDA and distributable cash flow to net income attributable to Buckeye’s unitholders.
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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, and (9) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2010, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
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BPL — 2011 First-Quarter Earnings Results	Page 4
BUCKEYE PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Product sales	$1,037,556	$568,170
Transportation and other services	214,980	163,004

Total revenue	1,252,536	731,174

Costs and expenses:
Cost of product sales and natural gas storage services	1,037,962	569,737
Operating expenses	80,264	66,583
Depreciation and amortization	26,241	14,528
General and administrative	15,506	10,835

Total costs and expenses	1,159,973	661,683

Operating income	92,563	69,491

Other income (expense):
Earnings from equity investments	3,347	2,652
Interest and debt expense	(28,497)	(21,656)
Other income	400	155

Total other expense	(24,750)	(18,849)

Net income	67,813	50,642
Less: net income attributable to noncontrolling interests	(1,320)	(39,372)

Net income attributable to Buckeye Partners, L.P.	$66,493	$11,270

Earnings per unit:
Basic	$0.79	$0.56

Diluted	$0.79	$0.56

Weighted average number of units outstanding:
Basic	83,669	19,952

Diluted	83,954	19,952

BPL — 2011 First-Quarter Earnings Results	Page 5
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Pipelines & Terminals	$144,206	$138,908
International Operations	45,075	—
Natural Gas Storage	19,604	25,406
Energy Services	1,051,312	568,202
Development & Logistics	9,591	7,515
Intersegment eliminations	(17,252)	(8,857)

Total revenue	$1,252,536	$731,174

Total costs and expenses: (1)
Pipelines & Terminals	$72,879	$70,418
International Operations	26,346	—
Natural Gas Storage	20,004	21,955
Energy Services	1,050,045	571,599
Development & Logistics	7,951	6,568
Intersegment eliminations	(17,252)	(8,857)

Total costs and expenses	$1,159,973	$661,683

Depreciation and amortization:
Pipelines & Terminals	$12,561	$11,269
International Operations	10,395	—
Natural Gas Storage	1,716	1,641
Energy Services	1,235	1,195
Development & Logistics	334	423

Total depreciation and amortization	$26,241	$14,528

Operating income:
Pipelines & Terminals	$71,327	$68,490
International Operations	18,729	—
Natural Gas Storage	(400)	3,451
Energy Services	1,267	(3,397)
Development & Logistics	1,640	947

Total operating income	$92,563	$69,491

Adjusted EBITDA:
Pipelines & Terminals	$90,120	$83,488
International Operations	25,507	—
Natural Gas Storage	2,452	6,384
Energy Services	2,759	(1,552)
Development & Logistics	1,401	1,139

Adjusted EBITDA	$122,239	$89,459

Capital additions: (2)
Pipelines & Terminals	$14,629	$7,598
International Operations	21,703	—
Natural Gas Storage	1,482	1,483
Energy Services	176	1,705
Development & Logistics	43	177

Total capital additions	$38,033	$10,963

Summary of capital additions: (2)
Maintenance capital expenditures	$7,473	$3,270
Expansion and cost reduction	30,560	7,693

Total capital additions	$38,033	$10,963

(1) Includes depreciation and amortization.
(2) Amounts exclude accruals for capital expenditures.

	March 31,	December 31,
Key Balance Sheet information:	2011	2010
Cash and cash equivalents	$66,430	$13,626
Long-term debt, total	2,404,071	1,519,393
Credit Facility	335,000	98,000

BPL — 2011 First-Quarter Earnings Results	Page 6
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA — Continued
(Unaudited)
| |
Three Months Ended
March 31,

2011 2010
—— —

Operating data:
Pipelines & Terminals throughput (b/d - 000s):
Pipelines:
Gasoline	602.9	608.9
Jet fuel	326.5	322.3
Diesel fuel	240.5	227.5
Heating oil	110.6	113.9
LPGs	17.2	20.5
Other products	5.3	0.8

Total pipelines throughput	1,303.0	1,293.9

Terminals throughput (b/d - 000s):
Products throughput	535.5	556.3

Pipeline Average Tariff (Cents/bbl.)	73.6	71.8

International Operations (b/d - 000s):
Products throughput	533.9	—

Energy Services (in millions of gallons):
Sales volumes	381.5	266.9

BPL — 2011 First-Quarter Earnings Results	Page 7
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended
	March 31,
	2011 2010
Adjusted EBITDA:
Net income attributable to Buckeye Partners, L.P.	$66,493	$11,270
Interest and debt expense	28,497	21,656
Income tax expense (benefit)	(176)	(18)
Depreciation and amortization	26,241	14,528

EBITDA	121,055	47,436
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	—	39,134
Amortization of unfavorable storage contracts	(1,932)	—
Non-cash deferred lease expense	1,030	1,059
Non-cash unit-based compensation expense	2,086	1,830

Adjusted EBITDA	$122,239	$89,459

Distributable cash flow:
Net income attributable to Buckeye Partners, L.P.	$66,493	$11,270
Depreciation and amortization	26,241	14,528
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	—	39,134
Non-cash deferred lease expense	1,030	1,059
Non-cash unit-based compensation expense	2,086	1,830
Amortization of unfavorable storage contracts	(1,932)	—
Maintenance capital expenditures	(7,473)	(3,270)

Distributable cash flow	$86,445	$64,551

Distributions for Coverage Ratio (2)	$80,630	$60,968

Coverage Ratio	1.07	1.06

(1)	Represents merger between Buckeye Partners, L.P. and Buckeye GP Holdings L.P. in November 2010.

(2)	Represents cash distributions declared for respective periods. 2011 amount reflects estimated distributions for limited partner units outstanding as of March 31, 2011.